EXHIBIT 5.4

Consent of Independent Registered Chartered Accountants

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333‑116861 of Biomira Inc. on Form F‑10 of our reports dated February 20, 2004, appearing in the Annual Report on Form 40‑F of Biomira Inc. for the year ended December 31, 2003, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP
Registered Chartered Accountants

Edmonton, Canada
July 13, 2004